Question 77 C) Matters submitted to a vote of Security Holders

A special meeting of First Funds shareholders was held on August 1, 2003, for the purposes of:

1. To vote on an amendment to the Distribution Plans for Class B of the Core Equity and Capital Appreciation Portfolios, and for Class C of the Core Equity and Cash Reserve Portfolios that allows for a defensive Rule 12b-1 plan; and

2. To vote on a Distribution Plan for Class A of the Core Equity, Capital Appreciation, Bond, Intermediate Bond, and Tennessee Tax-Free Portfolios that allows for a defensive Rule 12b-1 plan.

Proposals passed by the required majority of shareholders are described in the table below.  Proposals that were not passed by the required majority of shareholders were adjourned as noted in the table.

1.

To approve an amendment to the Distribution Plans for each class of a portfolio which has a Distribution Plan:

Proposal	Shares Voted FOR Proposal	Shares Voted AGAINST Proposal	Shares ABSTAINED From Voting

a. Capital Appreciation - Class B	Adjourned
b. Core Equity Portfolio - Class B	Adjourned
c. Cash Reserve Portfolio - Class C	93,514,497.205	4,994,669.440	4,981,229.990
d. Core Equity Portfolio - Class C	Adjourned to August 15,2003

2.

To approve Distribution Plans for Class I and Class A of each portfolio:

Proposal	Shares Voted FOR Proposal	Shares Voted AGAINST Proposal	Shares ABSTAINED From Voting

a. Capital Appreciation Portfolio - Class A	161,974.664	8,473.823	433.814
b. Core Equity Portfolio - Class A	Adjourned
c. Bond Portfolio - Class A	Adjourned
d. Intermediate Bond Portfolio - Class A	Adjourned

A special meeting of First Funds Core Equity Class C shareholders was also held on August 15, 2003, for the purpose of:

1. To vote on an amendment to the Distribution Plan for Class C of the Core Equity Portfolio that allows for a defensive Rule 12b-1 plan.

Proposals passed by the required majority of shareholders are described in the table below.

1.

To approve an amendment to the Distribution Plans for each class of a portfolio which has a Distribution Plan:

Proposal	Shares Voted FOR Proposal	Shares Voted AGAINST Proposal	Shares ABSTAINED From Voting

a. Core Equity Portfolio - Class C	1,554,641.644	127,520.923	71,402.902